UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2021, SINTX Technologies, Inc. (the “Company”) announced that it had entered into a Patent License Agreement (the “Agreement”) with O2 Design, Inc. (“O2 Design”), to commercialize face masks and mask filters that incorporate the Company’s sintered silicon nitride intended to inactivate the SARS-CoV-2 virus.

Under the terms of the Agreement, the Company granted O2 Design an exclusive world-wide license under certain of the Company’s patents to make, use, and sell face masks and mask filters incorporating the Company’s proprietary silicon nitride materials for the purpose of enhancing the anti-viral properties of the face masks and mask filters, in partial consideration of an upfront fee by O2 Design, royalties on the sale of face masks and mask filters incorporating silicon nitride materials and potential performance-based milestone payments. There can be no assurances that a mask will be developed or that any of these milestones will be met. The date by when the payment schedules for the upfront fees and royalties will go into effect shall be the same date as when a face mask incorporating silicon nitride becomes available to sell. The Agreement also contains certain commercial diligence milestones with respect to timing for development of the face mask and minimum net sales to be met in order to retain the exclusive license to the Company patents.

The Company will be the exclusive supplier of silicon nitride to O2 Design. The Company has agreed to supply to O2 Design its commercially reasonable requirements of the Company’s sintered silicon nitride powder (the “Material”). The Company has agreed to exercise commercially reasonable efforts to manufacture the Material more efficiently and to pass on any savings to O2 Design. The parties agreed to enter into a commercially standard supply agreement (“Supply Agreement”) within 30 days of execution of the Agreement. The Supply Agreement will address, among other things, reasonable forecasting requirements and commitments, requirements, and specifications relating to the delivery of the Material, shipping requirements, product acceptance, rejection and returns, recalls, quality control and assurance, regulatory matters, returns, liability, indemnification, and other topics addressed in industry standard supply agreements for comparable types of products to be used in the medical industry.

O2 Design has agreed to indemnify the Company, and hold harmless and defend the Company and its officers, directors, trustees, employees and agents against any and all claims, suits, losses, damages, costs, liabilities, fees and expenses based on, resulting from or arising out of: (i) the exercise of any license granted under the Agreement; and, (ii) any act, error or omission of O2 Design, or its officers, directors, employees or agents, including any breach of the Agreement, any claim or negligent acts or omissions or misconduct, and product liability claim to the extent any such claims result from grossly negligent acts or omissions or willful misconduct.

Unless earlier terminated, the Agreement will expire on February 18, 2023. The Company may terminate the Agreement if O2 Design should: (a) fail to deliver to the Company any statement or report required when due; (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any material covenant, condition, or undertaking of the Agreement to be performed by it; (d) cease use of commercially diligent efforts to commercialize a product; (e) file a bankruptcy action, or have a bankruptcy action against it, or become insolvent; or (f) enter into a composition with creditors, or have a receiver appointed for it. The Company may give written notice of such default to O2 Design. If O2 Design should fail to cure such default within ninety (90) days of such notice, the rights, privileges, and license granted under the Agreement will automatically terminate. Additionally, if O2 Design ceases to carry on its business with respect to the rights granted in the Agreement, the Agreement will terminate upon thirty (30) days written notice by the Company. No termination of this Agreement by the Company will relieve O2 Design of its obligation to pay any monetary obligation due or owing at the time of such termination and shall not impair any accrued right of the Company.

O2 Design may terminate this Agreement, in whole or as to any specified patent, at any time and from time to time without cause, by giving written notice thereof to the Company. Such termination shall be effective one hundred twenty (120) days after such notice and all O2 Design’s rights associated therewith shall cease as of that date. Any termination by O2 Design will not relieve O2 Design of any obligation or liability accrued hereunder prior to such termination or rescind or give rise to any right to rescind any payments made or other consideration given to the Company prior to the time such termination becomes effective.

Upon expiration or termination of the Agreement by either party, O2 Design will provide Company with a written inventory of all product in process of manufacture, in use or in stock. O2 Design may dispose of any such product within the ninety (90) day period following such expiration or termination, provided, however, that O2 Design will pay royalties and render reports to Company in the manner specified in the Agreement.

The foregoing description of certain terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement that the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the period ended March 30, 2021, or other report that the Company may file with the Securities and Exchange Commission (the “SEC”). The Company intends to claim confidential treatment for certain portions of the Agreement pursuant to Item 601(b)(10) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 25, 2021, the Company issued a press release with respect to entering into a patent license agreement with O2 Design, Inc. A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of SINTX Technologies, Inc. dated February 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	February 25, 2021	By:	/s/ B. Sonny Bal
B. Sonny Bal
Chief Executive Officer